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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   Form 8-K

               Current Report Pursuant to Section 13 of 15(d) of
                          The Securities Act of 1934

                                Date of Report
                               November 24, 1997

                       DAVEL COMMUNICATIONS GROUP, INC..
            (Exact name of registrant as specified in its charter)


    Illinois                    0-22610                     37-1064777
(State or other         (Commission file number)         (I.R.S. Employer
jurisdiction of                                       Identification Number)
 incorporation)


                 1429 Massaro Boulevard, Tampa, Florida 33619
              (Address of Principal Executive Offices)(Zip Code)


                                 (813)623-3545
             (Registrant's telephone number, including area code)


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Item 5.  Other Events

     Execution of Agreement and Plan of Merger
     -----------------------------------------

     On November 24, 1997, Davel Communications Group, Inc. (the "Company") and Panther Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of the Company ("Newco"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Communications Central Inc., a Georgia corporation ("CCI"). Pursuant to the Merger Agreement, the Company will acquire all of the issued and outstanding shares of the common stock, $.01 par value per share (the "Common Stock"), of CCI (including the associated rights to purchase shares of Common Stock) at a price of $10.50 per share in cash, and assume CCI's outstanding debt. At the Effective Time (as defined in the Merger Agreement), Newco shall be merged (the "Merger") with and into CCI in accordance with the Georgia Business Corporation Code.

     The Merger is scheduled to close by February 27, 1998 and is subject to certain closing conditions including the approval of CCI's shareholders, the receipt of required regulatory approvals, the consent of CCI's principal lender, and the execution of employment contracts with certain members of CCI's management.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                DAVEL COMMUNICATIONS GROUP, INC.


Date: December 9, 1997          By:      /s/ Michael E. Hayes
                                    --------------------------------
                                Michael E. Hayes
                                Senior Vice President and
                                 Chief Financial Officer

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                                 Exhibit Index
                                 -------------


Exhibit Number     Description of Exhibit
--------------     ----------------------


10.1 Agreement and Plan of Merger, dated November 24, 1997, by and between Davel Communications Group, Inc., Panther Acquisition Corp. and Communications Central Inc.


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